UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 13, 2010

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware (State of Incorporation)	File No. 000-50886 (Commission File Number)	59-3778247 (IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 8.01.	Other Events.
Item 9.01.	Financial Statements and Exhibits.
SIGNATURES
Exhibit 99.1

Item 8.01.  Other Events.

As previously reported on June 4, 2010, Virgin Media Investment Holdings Limited, Flextech Broadband Limited and certain subsidiaries of FBL, each of which is a wholly-owned subsidiary of Virgin Media Inc. (the “Company”), entered into a sale and purchase agreement with British Sky Broadcasting Limited (“BSkyB”) and Kestrel Broadcasting Limited, a wholly-owned subsidiary of BSkyB (the “Buyer”), completion of which was subject to certain regulatory approvals.

Having obtained full regulatory clearance in the Republic of Ireland, the Company and the Buyer announced on July 13, 2010 the completion of the sale of Company’s television channels business, known as Virgin Media Television. As previously disclosed, the total consideration is £160 million in cash, £105 million of which has now been paid following completion. A further amount of up to £55 million remains conditional upon certain regulatory approvals.

A joint press release issued by the Company and BSkyB is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)                 Exhibits

99.1      Press release, dated July 13, 2010, issued by Virgin Media Inc. and British Sky Broadcasting Limited

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 13, 2010

VIRGIN MEDIA INC.

By:	/s/ Bryan H. Hall
Name:	Bryan H. Hall
Title:	Secretary